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EXHIBIT 21.1

SUBSIDIARIES OF MICHAEL FOODS, INC.

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
NAME                                             STATE OF INCORPORATION
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
Crystal Farms Refrigerated Distribution Company         Minnesota
Northern Star Co.                                       Minnesota
Kohler Mix Specialties, Inc.                            Minnesota
Kohler Mix Specialties of Connecticut, Inc.           Connecticut
M. G. Waldbaum Company                                   Nebraska
Papetti Electroheating Corporation                     New Jersey
Papetti's Hygrade Egg Products, Inc.                    Minnesota
Casa Trucking, Inc.                                     Minnesota
Wisco Farm Cooperative                                  Wisconsin
WFC, Inc.                                               Wisconsin
Farm Fresh Foods, Inc.                                     Nevada
Michael Foods of Delaware, Inc.                          Delaware
Midwest Mix, Inc.                                       Minnesota
Minnesota Products, Inc.                                Minnesota
MFI Food Canada, Ltd.                                     Ontario
MIKLFS Corporation                                 Virgin Islands
M-Foods Dairy, LLC*                                      Delaware
M-Foods Dairy TXCT, LLC*                                 Delaware

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* not wholly-owned